SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "Agreement") is entered into on June 6, 2007 (the "Closing Date") by and among (i) Jeffrey H. Mims (the "Trustee"), the chapter 7 trustee for VarTec Telecom, Inc. ("VTI"), Excel Telecommunications, Inc. ("ETI"), and VarTec Solutions, Inc. ("VSI" and together with VTI and ETI, the "VarTec Debtors"); and (ii) GoSolutions, Inc., a Florida corporation ("GoSolutions").  The Trustee and GoSolutions are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

RECITALS

A.              On November 1, 2004, VTI and certain of its affiliates (collectively, the "Debtors") each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").  The Debtors' bankruptcy cases (collectively, the "Bankruptcy Cases" ) are pending before the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") and are jointly administered under the Bankruptcy Case styled In re VarTec Telecom, Inc., et al.; Case No. 04-81694-HDH-7.

B.              Effective as of June 16, 2006 (the "Conversion Date"), the Bankruptcy Cases were converted to bankruptcy cases under chapter 7 of the Bankruptcy Code.  The Trustee was appointed as the chapter 7 trustee of each of the Debtors' Bankruptcy Cases.

C.              On March 13, 2007, the Trustee filed his Complaint [Adv. Proc. Docket No. 1] which commenced Adversary Proceeding No. 07-03079 (the "Adversary Proceeding") against GoSolutions styled Mims v. GoSolutions, Inc.  In the Adversary Proceeding, the Trustee seeks to avoid certain alleged preferential transfers in the aggregate amount of $456,616.78 made to GoSolutions by one or more of the VarTec Debtors.

D.              Separately, GoSolutions has filed proof of claim nos. 1285 and 1286 (collectively, the "Proofs of Claim") in the Bankruptcy Cases.

E.               The Parties enter into this Agreement to buy peace and limit the risks, uncertainties, and inconvenience of continuing and future litigation and appeals, and to resolve (i) all claims asserted or that could have been asserted by the Trustee, on behalf of the VarTec Debtors' bankruptcy estates, against GoSolutions in the Adversary Proceeding (collectively, the "Trustee Claims"); and (ii) all claims asserted or that could have been asserted by GoSolutions against the Trustee and/or the VarTec Debtors in the Bankruptcy Cases (collectively, the "GoSolutions Claims").  Notwithstanding the foregoing, nothing herein shall be deemed to release any of the Parties from the rights, claims, and obligations granted or imposed under this Agreement.

SETTLEMENT

In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.               Settlement.

a.                Payment by GoSolutions.  Within two (2) business days after the Order approving this Agreement (the "Approval Order") is entered by the Bankruptcy Court, GoSolutions shall pay the sum of $40,000.00 (the "Initial Settlement Payment") to the Trustee.  Thereafter, GoSolutions shall pay the Trustee the aggregate amount of $15,000 in three monthly installments of $5,000 (together with the Initial Settlement Payment, the "Settlement Payments"), which shall be made on or before August 1, 2007, September 1, 2007, and October 1, 2007, respectively.  The Settlement Payments shall be made by corporate or cashier's check payable to Jeffrey H. Mims, Chapter 7 Trustee for VarTec Telecom, Inc., and delivered by overnight delivery to Richard H. London, Vinson & Elkins L.L.P., Trammell Crow Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas, 75201-2975.

b.               GoSolutions General Unsecured Claims.  On the Closing Date, the Proofs of Claim shall be disallowed and expunged from the claims register.

c.                Dismissal of Adversary Proceeding.  Within five (5) business days after GoSolutions makes the final Settlement Payment, the Parties shall take all steps necessary to dismiss the Adversary Proceeding.

2.               Release of the Trustee Claims.

a.                Release.  Except for any rights and claims under or expressly preserved by this Agreement, effective upon GoSolutions' making of all of the Settlement Payments, in full, the Trustee, for himself, for his predecessors, successors, assigns, legal representatives, agents, attorneys, employees, heirs, and insurers, and for the VarTec Debtors (collectively, the "Trustee Releasing Parties") does hereby fully, finally, and forever release, acquit, and discharge GoSolutions and its respective affiliates, subsidiaries, and all of their respective predecessors, successors, assigns, past and present legal representatives, officers, directors, agents, attorneys, and employees (the "GoSolutions Released Parties") of and from any Trustee Claims, and hereby quit-claims, waives any right to, and covenants not to sue any GoSolutions Released Party with respect to the Trustee Claims, including all such claims that the Trustee has, had or may, can, or shall have, hold, own, or claim to have, own, or hold as of the date of this Agreement.

b.               Complete Defense.  The Trustee understands and agrees that the releases included in this paragraph 2 shall be treated as a full and complete defense to, and will forever be a complete bar to the commencement or prosecution of, any and all claims released herein.

c.                Unknown Claims.  The Trustee understands and agrees that there is a risk that, subsequent to the execution of this Agreement and the releases included herein, one of the Trustee Releasing Parties will discover, incur, or suffer damage as to the claims released herein which were unknown or unanticipated at the time this Agreement was executed which, if known by such releasing party on the date this Agreement is executed, may have materially affected the decision of said releasing party to execute this Agreement.  The Trustee understands and agrees that, by reason of the releases agreed to by him herein, he is assuming the risk of such unknown claims and agrees that his release of the GoSolutions Released Parties applies to any and all such claims.

d.               Full and Complete Settlement.  The Trustee intends that the releases agreed to by him in this paragraph 2 be complete and not subject to a claim of mistake of fact and that such releases express a FULL AND COMPLETE SETTLEMENT of the claims released herein.  Regardless of the adequacy or inadequacy of the consideration paid, the releases included herein are intended to settle or avoid litigation and/or settle the claims released herein, and to be final and complete.

3.               Release of GoSolutions Claims.

a.                Release.  Except for any rights and claims under or expressly preserved by this Agreement, GoSolutions, for itself and its predecessors, successors, assigns, legal representatives, officers, directors, agents, attorneys, employees, heirs, and insurers (collectively, the "GoSolutions Releasing Parties"), does hereby fully, finally, and forever release, acquit, and discharge the Trustee and the VarTec Debtors (and their estates) and their respective affiliates, subsidiaries, and all of their respective predecessors, successors, assigns, past and present legal representatives, officers, directors, agents, attorneys, and employees (the "Trustee Released Parties") of and from any GoSolutions Claims, and hereby quit-claims, waives any right to, and covenants not to sue any Trustee Released Party with respect to GoSolutions Claims, including all such claims that GoSolutions has, had or may, can, or shall have, hold, own, or claim to have, own, or hold as of the date of this Agreement.

b.               Complete Defense.  GoSolutions understands and agrees that the releases included in this paragraph 3 shall be treated as a full and complete defense to, and will forever be a complete bar to the commencement or prosecution of, any and all claims released herein.

c.                Unknown Claims.  GoSolutions understands and agrees that there is a risk that, subsequent to the execution of this Agreement and the releases included herein, one of the GoSolutions Releasing Parties will discover, incur, or suffer damage as to the claims released herein which were unknown or unanticipated at the time this Agreement was executed which, if known by such GoSolutions Releasing Party on the date this Agreement is executed, may have materially affected the decision of said releasing party to execute this Agreement.  GoSolutions understands and agrees that, by reason of the releases agreed to by it herein, it is assuming the risk of such unknown claims and agrees that its release of the Trustee Released Parties applies to any and all such claims.

d.               Full and Complete Settlement.  GoSolutions intends that the releases agreed to by it in this paragraph 3 be complete and not subject to a claim of mistake of fact and that such releases express a FULL AND COMPLETE SETTLEMENT of the claims released herein.  Regardless of the adequacy or inadequacy of the consideration paid, the releases included herein are intended to settle or avoid litigation and/or settle the claims released herein, and to be final and complete.

4.               Representations.  Each Party declares, represents, and warrants to the other Party as follows:

a.                Subject to paragraph 5 below with respect to the Trustee, each Party has full power and authority to execute this Agreement and perform all of his or its obligations set forth herein.

b.               No further corporate or organizational action or approval, except for the entry of the Approval Order, is necessary on the part of any Party to execute and deliver this Agreement, to be bound by its terms, or to perform his or its obligations set forth herein.

c.                Prior to the Closing Date, each Party fully informed himself or itself as to the terms, contents, provisions, and effects of this Agreement.

d.               Prior to the Closing Date, each Party has had the benefit of the advice of an attorney or attorneys chosen and employed by that Party concerning this Agreement.

e.                No promise or representation of any kind has been made to any of the Parties or their representatives by any other Party or its representative, except as expressly set forth in this Agreement.

f.                This Agreement replaces any and all prior arrangements, understandings, representations, promises, inducements, or other communications, whether written or oral, among the Parties pertaining to the subject matter of this Agreement.

g.               The Parties are the sole owners and holders of the claims they are releasing under this Agreement, and none of those claims have been assigned, pledged, encumbered, or otherwise transferred, in whole or in part, to any other person or entity, except that the Rural Telephone Finance Cooperative may have a security interest in certain of the Trustee Claims.

5.               Court Approval.  The enforceability and effectiveness of this Agreement shall be contingent upon Bankruptcy Court approval.  Within three (3) business days after the execution of this Agreement, the Trustee shall file pleadings, in form and substance agreeable to the Parties, requesting the entry of the Approval Order.  GoSolutions agrees to cooperate and assist with, and to support, such request.

6.               Modifications.  This Agreement may not be modified, amended, revised, extended, supplemented, or terminated except in a writing signed by all of the Parties.

7.               No Admission.  Except as otherwise provided herein, by entering into this Agreement, no Party is in any way admitting any liability to any other Party on account of any matter covered by this Agreement.  Rather, this Agreement is entered into solely for the purpose of compromise and settlement, to buy peace, and to avoid and reduce the risks and uncertainties of litigation.

8.               Choice of Law and Forum.  This Agreement and all matters arising out of or relating to this Agreement shall be governed by AND interpreted, and construed in accordance with the procedural and substantive laws of the State of Texas wiTHout reference to its PRINCIPLES as to CHOICE OR conflicts of law, and IT has been entered into by the Parties in recognition of such laws.  FOR SO LONG AS THE BANKRUPTCY CASES ARE PENDING, THE PARTIES IRREVOCABLY SELECT AS THE SOLE JUDICIAL FORUM FOR THE ADJUDICATION OF ANY MATTERS ARISING UNDER OR IN CONNECTION WITH THE AGREEMENT, AND CONSENT TO THE EXCLUSIVE JURISDICTION OF, THE BANKRUPTCY COURT.  THEREAFTER, THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

9.               Binding Effect.  The Parties acknowledge that this Agreement is executed after extensive negotiations between and among representatives of the Parties; therefore, no Party shall be charged with having drafted or promulgated this Agreement.  This Agreement shall be binding upon the Parties and the assignees and successors of the Parties.

10.            Validity.  If any part of this Agreement is held to be invalid, illegal or otherwise unenforceable, the validity, legality, and enforceability of the remaining provisions shall be unaffected and unimpaired.

11.            Waiver.  No waiver by any of the Parties of any breach by the other Party of any term, condition or obligation set forth in this Agreement shall be deemed a waiver of that provision or any other provision of this Agreement or a waiver of the same or similar breach thereafter.

12.            Severability.  Except for paragraph 5, if any term or condition of this Agreement is held to be invalid or unenforceable for any reason, it shall be deemed severed from this Agreement and the remaining terms and conditions of this Agreement shall not be affected thereby and shall be deemed valid and enforceable to the fullest extent permitted by law.

13.            Notices.  Except as otherwise provided herein, any notices required or permitted to be sent hereunder shall be delivered personally; mailed, certified mail, return receipt requested; sent by facsimile; or delivered by overnight courier service to the following addresses, or such other address as either Party designates by written notice, and shall be deemed to have been given or made (i) upon delivery, if delivered personally; (ii) two business days after mailing, if mailed; (iii) one business day after transmission, if delivered by facsimile, or (iv) one business day after delivery to the courier, if delivered by overnight courier service.

If to the Trustee:

Jeffrey H. Mims, Chapter 7 Trustee
3102 Oak Lawn Avenue, Suite 700
Dallas, Texas  75219
(fax) 214.210.2973

with a copy to:

Daniel C. Stewart
Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
(fax) 214.999.7761

If to GoSolutions:

Michael C. Markham
Johnson Pope Bokor Ruppel & Burns, LLP
911 Chestnut St.
Clearwater, FL 33756
(fax) 727.443.6548

14.            Headings.  The headings in this Agreement are for the convenience of the reader only and do not form a substantive part of this Agreement or in any way affect the meaning or interpretation hereof.

15.            Counterparts.  This Agreement may be executed by delivery of actual, photocopier, or facsimile signatures and in any number of counterparts by the Parties using different signature pages, all of which together shall constitute one and the same agreement.  Either of the Parties may execute this Agreement by signing any such counterpart and each of the counterparts shall for all purposes be deemed an original.

The Parties have executed and delivered this Agreement as of the date first above written.

JEFFREY H. MIMS, CHAPTER 7 TRUSTEE FOR THE VARTEC DEBTORS

By:       /s/ Jeffrey H. Mims________________
Name: Jeffrey H. Mims___________________
Title:   Chapter 7 Trustee for the VarTec Debtors________________________________

GoSolutions, inc., a Florida Corporation

By:       /s/ Michael A. Richard_____________
Name: Michael A. Richard
Title:   Secretary / Treasurer _______________

As used herein, "claims" shall include all claims, causes of action, counterclaims, demands, controversies, costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, legal proceedings, equitable proceedings, and executions of any nature, type, or description which the releasing parties have or may come to have against the released parties, including, but not limited to, negligence, gross negligence, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual and business relationships, conflicts of interest, concealment, disclosure, violations of statutes and regulations of governmental entities, instrumentalities and agencies, equitable subordination, deceptive trade practices, breach or abuse of any alleged fiduciary duty, breach of any alleged special relationship, course of conduct or dealing, alleged obligation of fair dealing, alleged obligation of good faith, and alleged obligation of good faith and fair dealing, whether or not in connection with or related to this agreement or any matter or document related hereto, at law or in equity, in contract, in tort, or otherwise, known or unknown, suspected or unsuspected.